Exhibit 10.90

AMENDMENT NUMBER TWO

TO

THE ALICO OVERSEAS PENSION PLAN

THE ALICO OVERSEAS PENSION PLAN (the “Plan”) is hereby amended, effective as of November 1, 2011, as follows:

1.	Section 2.01 of the Plan is hereby amended by adding the following sentence to the end of such section:

“Effective November, 1, 2011, participation in the Plan is closed to any Employee who was not already a Participant as of October 31, 2011.”

2.	Section 2.04 of the Plan is hereby amended by adding the phrase “and if the Plan Administrator approves such continued participation” at the end of the first sentence and adding the phrase “If the Plan Administrator approves such continued participation,” at the beginning of the second sentence.

3.	Section 2.05 of the Plan is hereby amended by adding the following sentence to the end of such section:

“The Participant shall be responsible for notifying the Plan Administrator of any benefits that are offset under Section 5.01(b) of the Plan and any information needed to calculate his benefits under Section 5.01(c) of the Plan. In addition, the Participant is responsible for keeping the Plan Administrator notified of his address.”

4.	Section 3.01 of the Plan is hereby amended by replacing the phrase “(except such Employee’s first six months of service)” with “(except such Employee’s first six months of service as measured from the first day of the month in which the Employee was hired).”

5.	Section 4.04 of the Plan is hereby amended to read as follows:

“If any former Participant is reemployed after incurring a break in Continuous Service, he shall, subject to the approval of the Plan Administrator, again become a Participant for purposes of the Plan as of the date he completes a year of Continuous Service. Where the Plan Administrator approves his continued participation and his prior Credited Service and Continuous Service are restored pursuant to Section 4.03, he shall become a Participant retroactively to his date of rehire. Otherwise, where the Plan Administrator approves his continued participation, his participation shall be retroactive to the first day of the month in which the Participant has completed six months of service with the Company or a Participating Company following such reemployment”.

6.	Section 5.01(d)(ii) of the Plan is hereby amended by adding the phrase “, as determined by the Plan Administrator,” after the words “equivalent actuarial value”.

7.	Section 5.06 is hereby amended by adding the phrase “with the approval of the Plan Administrator” after the words “re-enters the Plan” in the fourth sentence and by adding the following paragraph to the end of such section:

“In the event a Participant with an early retirement allowance or a vested retirement allowance fails to elect to have his benefit commence by his Normal Retirement Date, a late retirement factor, as determined by the Plan Administrator, will be applied to his early retirement allowance or vested retirement allowance computed under Section 5.01, and Section 5.02 or 5.04, whichever is applicable, at the time of commencement. In the event the spouse of a terminated Participant fails to elect to have the death benefit under Section 5.05(c) commence by the date that would have been the Participant’s Normal Retirement Date, a late retirement factor, as determined by the Plan Administrator, shall be applied to the spouse’s death benefit computed under Section 5.05(c).”

8.	Section 5.08 of the Plan is hereby amended by adding the phrase “(if applicable)” after the words “prior and subsequent” in the first sentence.

9.	Section 8.03 of the Plan is hereby amended by adding the following sentence to the end of such section:

“Wherever the term “equivalent actuarial value”, “actuarial equivalent” or a term with a similar meaning is used throughout the Plan and specific actuarial assumptions are not included, the actuarial factors to be used shall be determined by the Plan Administrator.”

METLIFE GLOBAL, INC.

By:	/s/ Mark J. Davis
Mark J. Davis
Plan Administrator

Date:	12/13/2011

Witness:	/s/ Francesca Pulis

2